Exhibit 10.4

              THIS AGREEMENT MADE ON THE 16th DAY OF FEBRUARY, 2004

                                    BETWEEN:

A N' K APPAREL SOURCE INC., a company incorporated under the laws of the Province of British Columbia, having a registered and records office at Suite 301 - 4838 Fraser Street, Vancouver, British Columbia, V5V 4H4, and its business office located at 1331 Clark Drive, Vancouver, British Columbia, V5L 3I8 ("A N' K")

                                                               OF THE FIRST PART


                                       AND


                         LEVIN INDUSTRIES LTD. ("LEVIN")


                                                              OF THE SECOND PART





                    COLLECTIVELY REFERRED TO AS THE "PARTIES"


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WHEREAS:

A. This agreement ("Agreement") is intended to set forth the terms and conditions of a business relationship between A N' K and Levin;

B. Levin has agreed to be a sales and marketing representative for A N' K's products ("Products");

C. A N' K has agreed to appoint Levin as a sales and marketing representative for its Products; and

D. The Parties are desirous of formalizing their business relationship under the terms and conditions set forth in this Agreement.

      NOW THEREFORE THIS AGREEMENT WITNESSETH that the Parties understand and agree to the following terms and conditions:

1. Levin and A N' K agree to comply with and be bound by the terms and conditions of this Agreement.

2. A N' K hereby appoints Levin to be a sales and marketing representative for its Products and Levin hereby accepts such appointment.

3.    This Agreement shall commence on February 16, 2004, ("Commencement Date").

4. During the term of this Agreement, Levin shall have the right to sell and market the Products, including any variations of the Products, developed and manufactured by A N' K from time to time.

5. Levin represents, and warrants to A N' K that it has the required skills and experience to perform the duties and exercise the responsibilities required of it to be a Sales and Marketing Representative. In carrying out these duties and responsibilities, Levin undertakes to comply with all lawful reasonable instructions that it may receive from A N' K. Levin specifically undertakes and shall be responsible for the following:

(a) soliciting customer orders for the Products and forwarding the orders on to A N' K;

(b)   maintaining a high level of service to existing customers;

(c) responding promptly to requests for quotation, delivery and after-sale service;

(d) providing A N' K price lists, sales brochures, literature and other Product information to customers and prospective customers;


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(d)   introducing new products to these accounts where possible;

(e) qualifying new business prospects and building an active, high potential prospect list; and

(f)   keeping accurate records and reports with respect to sales and prospects.

6. As a Sales and Marketing Representative, Levin shall be responsible for all expenses incurred by it in carrying out its duties under this Agreement, including, but not limited to, transportation, meals, lodging and entertainment.

7. Levin acknowledges and agrees that A N' K shall determine the terms and conditions of all sales and marketing efforts and that orders received by A N' K from Levin's customers shall not be binding on A N' K until accepted by A N' K.

8. The prices to be charged for all Products, including discounts and allowances, shall be as specified by A N' K. No other credits or allowances of any kind shall be granted by Levin on behalf of A N' K.

9.    It is understood and agreed that the commission arrangements set out in
      Article 11 below are not to be varied without the mutual consent of the Parties.

10.   It is understood and agreed that the commission arrangements set out in
      Article 11 below may be renegotiated by mutual consent of the Parties if A N' K is not making a ten percent (10%) gross profit margin on the sale of each Product.

11. As full compensation for all services provided for herein, A N' K shall pay or cause to be paid to Levin, and Levin shall accept:

(a) a commission of two percent (2%) of the Net Invoice amount on sales of the Products and for the purposes of this Agreement, the term "Net Invoice" means the invoice price of the purchased products, less normal or customary discounts or allowances; and

(b) a further commission of one and one - half percent (1.5%) on any additional Products Levin sells after it has earned a minimum net amount of eighty thousand dollars ($80,000) per year in commissions based upon the two percent (2%) commission arrangement set out in (a) above.

12. At the time of each shipment of Products sold by Levin to customers, A N' K will provide to Levin copies of A N' K's commercial invoice, the packing list and the bill of lading.


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13.   On or about the first day of each calendar month, Levin shall prepare and submit to A N' K an invoice for commissions earned by it on Products shipped by A N' K during the immediately preceding calendar month. Each invoice shall be accompanied by a summary description of the preceding month's shipments sufficient to identify the shipments by customer, by purchase order number, by shipping date and by the commercial invoice amount.

14. Reimbursement of commissions earned on shipments shall be immediately due and payable to Levin once A N' K receives payments for the Products from the customers.

15. The rights which accrue to A N' K under this Agreement shall pass to its successors or assigns. The rights of Levin under this Agreement are not assignable or transferable in any manner.

16. In the event that any provision in this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions shall be and remain in full force and effect.

17. The waiver by either party of any breach or violation of any provision of this Agreement shall not operate, or be construed, as a waiver of any similar subsequent breach or violation of it.

18. This Agreement constitutes the entire agreement between the Parties with respect to the matters set out in it and any and all previous agreements, written or oral, express or implied between the Parties or on their behalf relating to such matters, are terminated and cancelled and each of the Parties releases and forever discharges the other of and from all manner of action, causes of action, claims or demands under or in respect of any agreement.

19. Any modification to this Agreement must be in writing, signed by the Parties or it shall have no effect and shall be void.

20. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, as they were on the date of execution of this Agreement by A N' K and Levin.

21. (1) Any notice required or permitted to be given to Levin shall be sufficiently given if delivered to Levin personally or if mailed by registered mail to Levin's address last known to A N' K, or if delivered to Levin via facsimile.


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      (2)   Any notice required or permitted to be given to A N' K shall be sufficiently given if mailed by registered mail to A N' K's head office at its address last known to Levin.

      (3) Any notice given by mail shall be deemed to have been given forty-eight (48) hours after the time it is posted.

IN WITNESS WHEREOF the Parties have duly executed this Agreement on the 16th day of February, 2004.

SIGNED SEALED AND DELIVERED in the presence of:

                                            /s/ SIMON LEVIN
                                            -----------------------------------
                                            SIMON LEVIN


/s/ AILEEN YE
--------------------
Signature of witness

Aileen Ye
--------------------
Name of witness


                                            /s/ CHARLES TAN
                                            ------------------------------------
                                            for A N'K APPAREL SOURCE INC.


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